Exhibit 31.2

BANK OF AMERICA, NATIONAL ASSOCIATION AS SUCCESSOR BY MERGER TO
LASALLE BANK NATIONAL ASSOCIATION

ANNUAL REPORT BACKUP CERTIFICATION

Reference is made to the Trust Agreement, between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as trustee, as successor by merger to LaSalle Bank National Association, as trustee, for SATURNS Trust No. 2007-1, dated March 1, 2007, together with Schedules I, II and III attached thereto, and the Standard Terms for Trust Agreements, between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as trustee, as successor by merger to LaSalle Bank National Association, as trustee dated April 13, 2006.  Capitalized terms used herein and not defined shall have the meanings defined in the Trust Agreement which incorporates the Standard Terms for Trust Agreements.

In connection with the preparation and delivery of the annual report on Form 10-K of MS Structured Asset Corp. for the fiscal year ending December 31, 2011 (“Fiscal Year”) and the certifications given on behalf of SATURNS Trust No. 2007-1 with respect thereto, the undersigned hereby certifies that he is a duly elected Senior Vice President of Bank of America, National Association as successor by merger to LaSalle Bank National Association and further certifies in his capacity as such as follows:

1.
Bank of America, National Association as successor by merger to LaSalle Bank National Association has, if permitted under the applicable rules and regulations of the Securities Exchange Commission and the procedures with respect thereto that have been mutually agreed upon by MS Structured Asset Corp. and Bank of America, National Association (the “Former Trustee”), filed a copy of the reports on Form 10-D during the Fiscal Year listed on Exhibit A hereto.

2.
If a report has been identified on Exhibit A as reviewed under the caption “BANA Reviewed Distribution Reports”, I have reviewed the reports on Form 10-D containing the reports to Unitholders listed on Exhibit A for the Fiscal Year covered by the annual report (the “BANA Reviewed Distribution Reports”) of MS Structured Asset Corp. on behalf of SATURNS Trust No. 2007-1;

3.
I am familiar with the operations of Bank of America, National Association as successor by merger to LaSalle Bank National Association with respect to the SATURNS program and SATURNS Trust No. 2007-1 and the requirement imposed by the Trust Agreement;

4.
If a report has been identified on Exhibit A as reviewed under the caption “BANA Reviewed Distribution Reports”, based on my knowledge, the reporting information in the BANA Reviewed Distribution Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date that the distribution information was filed on Form 10-D;

5.
If a report has been identified on Exhibit A as reviewed under the caption “BANA Reviewed Distribution Reports”, based on my knowledge, the reporting information required to be provided in the reports to Unitholders under the Trust Agreement, for inclusion in the BANA Reviewed Distribution Reports, is included in the BANA Reviewed Distribution Reports;

6.
Based on my knowledge, and except as disclosed in the BANA Reviewed Distribution Reports, or the certificates required to be delivered pursuant to Item 1122 or Item 1123 of 17 CFR Section 229.1100 (“Regulation AB”), for the applicable periods (as outlined on Exhibit C hereto) the Former Trustee has fulfilled its obligations, including any servicing obligations, under the Trust Agreement.

7.
Based on my knowledge, as of September 6, 2011, and except as disclosed in the BANA Reviewed Distribution Reports or as disclosed in Exhibit B, there are no material legal proceedings pending with respect to the trust, involving the trust or Bank of America, National Association as successor by merger to LaSalle Bank National Association as Former Trustee of the trust.

By: /s/ Thomas M. O'Connor
Name: Thomas M. O'Connor
Title: Senior Vice President
Date: 2/24/2012

EXHIBIT A

SATURNS Trust No.:	Closing Date	Payment Dates	Dates for which BANA filed the Form 10-D For FY 2011	Dates for which BANA filed the Form 10-DA for FY 2011	BANA Reviewed Distribution Reports
2007-1	March 1, 2007	March 1 and September 1	March 2, 2011	NONE	NONE

EXHIBIT B

False Claims Act

With respect to paragraph 7 of this certificate, the U.S. Government is conducting a civil investigation under the False Claims Act into whether originators, depositors, servicers, or trustees of residential mortgage-backed securities (“RMBS”) trusts submitted false claims for payment by  government purchasers of RMBS by (1) concealing that the trusts lacked collateral documents necessary to foreclose; (2) charging RMBS trusts for fraudulent loan processing services, including the preparation of fraudulent mortgage assignments; and (3) failing to ensure that the RMBS trusts paid necessary real estate mortgage investment conduit (“REMIC”) taxes.  Certain states may be conducting similar investigations.  The investigation may involve RMBS trusts in which current or former Bank of America affiliates, including BAC Home Loans Servicing LP, Bank of America Mortgage Securities, Inc., Countrywide Financial Corporation, and Bank of America, N.A. as successor by merger to LaSalle Bank, served as originator, depositor, servicer, or trustee.  The U.S. government’s investigation is also considering whether participants in RMBS trusts defrauded federal mortgage insurers, including the Federal Housing Administration  and the Department of Housing and Urban Development by submitting claims for loan guarantee payments on loans for which the trusts lacked collateral documents necessary to foreclose.

Investigations under the federal and most state False Claims Acts may be initiated by the applicable government investigative body or by a qui tam relator’s filing of a False Claims Act complaint under court seal.  If a qui tam relator’s complaint remained under seal, applicable law would restrict our ability to disclose such a fact.

Ocala

Bank of America, National Association is a named party in litigation involving Ocala Funding, LLP.  Information about this litigation is publicly disclosed in Bank of America Corporation’s Form10-K and Form 10-Q filings

Fifth Third v. Concord Capital Management et al.

Bank of America, National Association (“Bank of America”) was named as a co-defendant in a suit filed in September 2010 by Concord Capital Management LLC and affiliated parties (collectively, “Concord”) in the New York State Supreme Court against Bank of America (as successor by merger to LaSalle Bank National Association), Fifth Third Bank (“Fifth Third”) and other parties. The suit alleged gross negligence and breach of contract by Bank of America, acting as collateral agent, servicer and, until the transfer of such role to Wilmington Trust Company in February 2009, the trustee, in connection with a life insurance premium-financing loan facility known as “Ultra”, established by Concord and financed by Fifth Third.

In November 2011, Fifth Third filed an amended complaint in Illinois State Court naming Concord, Bank of America and certain other parties, as defendants. Fifth Third’s lawsuit alleges breach of contract and gross negligence by Bank of America based on assertions about Bank of America’s duties substantially similar to those previously made by Concord in New York State Court.

Bank of America’s motion to dismiss against Concord was granted on December 5, 2011. The Fifth Third lawsuit is ongoing.

Nightingale Properties, LLC et al. vs. Bank of America, N.A., et al.

Bank of America was named as a co-defendant with CW Capital Asset Management LLC (“CWC”) in suits filed in Tennessee State Court (in February 2011) New York State Court (in August 2011) and Federal District Court for the Southern District of New York (in December 2011) by the Nightingale Group, LLC and related parties (collectively, “Nightingale”). Each of the actions arose as a consequence of the default of four commercial loans in the LB-UBS Commercial Mortgage Trust, 2008-C1, and the filing by CWC on behalf of Bank of America of a collection suit in Tennessee against Nightingale and its owners/guarantors, which resulted in a receivership.

The Tennessee and New York State complaints allege libel by CWC, as servicer, allegedly acting as agent of Bank of America, as trustee with respect to the LB-UBS Trust, arising from the publication by CWC of certain statements relating to the guarantee given by Nightingale in support of payment on the four commercial loans in the LB-UBS Trust. The Federal District Court complaint alleges breach of contract, intentional or negligent interference with prospective economic advantage, fraud, promissory estoppel and a RICO claim against CWC and Bank of America.

.

SAT00701

EXHIBIT C

Apr 2006 Reference	Standard Terms for Trust Agreements Section	BANA	USB
2.02	Entry Into Swap Agreement and Other Agreements	1/1-9/6	2/1-12/31
3.02a	Administration of the Trust	1/1-9/6	2/1-12/31
3.02b	Administration of the Trust	1/1-9/6	2/1-12/31
3.03	Collection of Certain Underlying Security Payments	1/1-9/6	2/1-12/31
3.04	Sale	N/A	N/A
3.05a	Unit Account	1/1-9/6	9/6-12/31
3.05b	Unit Account	1/1-2/1	2/1-12/31
3.06	Investment of Funds in the Accounts	1/1-2/1	2/1-12/31
3.07	Retained Interest	1/1-9/6	9/6-12/31
3.08	Access to Certain Documentation	1/1-9/6	2/1-12/31
4.01	Distributions	1/1-9/6	2/1-12/31
4.02a	Reports to Unitholders and Others - with respect to statement information (i) to (xi)	N/A	3/1/2011 & 9/1/2011
4.02a	Reports to Unitholders and Others - with respect to 8-K filing	3/1/2011	9/1/2011
4.02a	Reports to Unitholders and Others - with respect to year end statement	1/1-9/6	9/6-12/31
4.02b	Reports to Unitholders and Others (b)	1/1-2/1	2/1-12/31
4.02c	Reports to Unitholders and Others (c)	1/1-2/1	2/1-12/31
4.02d	Reports to Unitholders and Others (d)	1/1-3/1	N/A
4.02e	Reports to Unitholders and Others (e)	1/1-2/1	2/1-12/31
4.02f	Reports to Unitholders and Others (f)	1/1-3/1	N/A
4.03	Calculation of Interest Rates	1/1-2/1	2/1-12/31
4.04	Compliance with Tax Reporting and Withholding Requirements	1/1-2/1	2/1-12/31
4.05	Preservation of Information, Communications to Holders - with respect to Registrar	1/1-9/6	9/6-12/31
5.02	Execution, Authentication, and Delivery	1/1-9/6	9/6-12/31
5.03	Registration; Registration of Transfer and Exchange	1/1-9/6	9/6-12/31
5.04	Mutilated, Destroyed, Lost and Stolen Units	1/1-9/6	9/6-12/31
5.05	Distributions in Respect of Units	1/1-9/6	9/6-12/31
5.07	Cancellation	1/1-9/6	9/6-12/31
5.08	Currency of Distributions in Respect of Units; Redenomination	1/1-9/6	9/6-12/31
5.09	Appointment of Paying Agent	1/1-9/6	9/6-12/31
5.10	Authenticating Agent	1/1-9/6	9/6-12/31
5.11	Issuance and Transfer Restrictions	1/1-9/6	9/6-12/31
5.11e	Issuance and Transfer Restrictions	1/1-2/1	2/1-12/31
5.12	Optional Exchange	N/A	N/A
5.13	Callable Series - with respect to notices	N/A	N/A
5.13	Callable Series - with respect to distributions	N/A	N/A
7.01	Voting Rights with Respect to Underlying Securities	1/1-2/1	2/1-12/31
7.02	Amendments and Waivers Under Swap Agreement and Guarantee	N/A	N/A
8.01	Realization Upon Default	1/1-2/1	2/1-12/31
9.01	Liquidation Events	1/1-2/1	2/1-12/31
9.02	Trust Wind Up Event	1/1-2/1	2/1-12/31
9.03	Expense Event	1/1-2/1	2/1-12/31
9.05a	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05b	Disposition of Trust Property	1/1-9/6	2/1-12/31
9.05c	Disposition of Trust Property - with respect to administration of terminations and liquidations, notices	1/1-2/1	2/1-12/31
9.05c	Disposition of Trust Property - with respect to distribution of proceeds	1/1-9/6	2/1-12/31
9.05d	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05h	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05j	Disposition of Trust Property	1/1-9/6	2/1-12/31
9.06	Limitation on Notice Requirement	1/1-2/1	2/1-12/31
9.08	Notice Pursuant to an Exchange Act Reporting Event	1/1-2/1	2/1-12/31
10.01	Trustee Duties	1/1-9/6	2/1-12/31
11.01	Termination of Trust	N/A	N/A
12.01	Amendment of Trust Agreement; Waivers	1/1-9/6	2/1-12/31
12.07	Notice to Rating Agencies	1/1-2/1	2/1-12/31
12.08	Perfection of the Swap Counterparty Security Interest	N/A	N/A
Trust Agreement Section
Schedule I	Callable Series	1/1-9/6	2/1-12/31
Schedule I	Expense Administrator	1/1-9/6	2/1-12/31
Schedule I	Warrant Agent	1/1-9/6	2/1-12/31
Schedule I	Compliance Certificate	1/1-3/1	N/A
Schedule I	Officer’s Certificate	1/1-3/1	N/A
Schedule I	Assessment of Compliance	1/1-3/1	N/A
Schedule I	Additional Reports to Depositors	1/1-9/6	2/1-12/31
Schedule I	Additional Reports to Unitholders	1/1-2/1	2/1-12/31
Schedule I	Distribution Reports	1/1-9/6	9/6-12/31
Schedule III	Additional Warrant Terms	1/1-9/6	2/1-12/31